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                                                 [FUNDTECH LOGO]




         MEDIA CONTACT:                           INVESTOR CONTACT:

         Michael Carus                            Claudia Gatlin
         Fundtech Ltd.                            CMG International
         (201) 946-1100                           (212) 830-9080
         MICHAELC@FUNDTECH.COM                    CMGINTERNATIONAL@MSN.COM





                   FUNDTECH UPDATES SECOND QUARTER GUIDANCE




JERSEY CITY, NJ--June 13, 2001-- Fundtech Ltd. (NASDAQ: FNDT), a leading provider of e-payments and Internet banking solutions, today amended its guidance for the second quarter ending June 30, 2001.

As a result of lengthening sales cycles, revenue for the second quarter is expected to be between $10 million and $11 million. This updated guidance is lower than management's guidance given in May. Due to the lower overall revenue, an unfavorable mix between license and services/maintenance revenue, and insufficient time for earlier cost-cutting measures to take effect, a loss per share will result, excluding one-time charges and goodwill amortization, of between $0.17 and $0.24.

"While we are experiencing a slowing of contract closure rates and a decline in average deal size, we have every indication that we are maintaining our market share," said Reuven Ben Menachem, Chairman and CEO of Fundtech. "In light of current conditions, we must adjust our cost structure to break even at a much lower level of revenue and we will be taking additional measures beyond those we announced in May to conform our operation to the current level of business."

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The Company indicated that the additional measures are geared towards reaching the goal of break-even for the fourth quarter of 2001 assuming no significant improvement in revenue. These measures include further headcount reductions of approximately 12% above the guidance given in May.

Commenting on the outlook, Mr. Ben Menachem said, "Our pipeline of potential business continues to be strong, although sales cycles have continued to lengthen. We are dedicated to taking necessary actions while ensuring that we meet all of our customer commitments and emerging from this challenging period as the strongest competitor in our markets. The Company currently has cash and cash equivalents of approximately $58 million. After taking the above actions, we expect to be well-positioned to take advantage of the excellent product portfolio we have built as market conditions improve."

NOTE: THE COMPANY WILL CONDUCT A CONFERENCE CALL TO DISCUSS THESE MATTERS AT 10:30 A.M. (EDT) ON THURSDAY, JUNE 14, 2001. TO PARTICIPATE, PLEASE CALL (877) 370-1460 AND ASK FOR THE FUNDTECH CALL. IN ISRAEL, THE NUMBER TO CALL IS (03) 9255910.
A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE FOR PLAYBACK FROM 12:00 P.M.
(EDT) ON JUNE 14TH UNTIL 12:00 A.M. (EDT) ON JUNE 21ST. THE REPLAY MAY BE ACCESSED BY DIALING (800) 642-1687 OR (706) 645-9291. THE ACCESS CODE IS 1162817.
A LIVE WEBCAST OF THE CONFERENCE CALL WILL ALSO BE AVAILABLE. TO PARTICIPATE, VISIT FUNDTECH'S WEBSITE: HTTP://WWW.FUNDTECH.COM.
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ABOUT FUNDTECH

Fundtech (WWW.FUNDTECH.COM) is a leading provider of software solutions and services that facilitate e-payments and e-banking by enabling businesses and their banks to electronically manage cash, process payments and transfer funds. The Company's client-server and Internet software products automate the process of transferring funds among corporations, banks and clearance systems and enable businesses to manage global cash positions efficiently and in real-time. Its solutions have been sold to more than 700 financial institutions around the globe.

FORWARD LOOKING STATEMENTS:

Statements included in this Release may contain forward-looking statements. Such forward-looking statements are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may relate, but are not limited, to projections of revenues, income or loss, capital expenditures, plans for growth and future operations, competition and regulation as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. When used in this Release, the words, "estimates", "expects", "anticipates", "believes", "plans", "intends", and variations of such words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. The factors that could cause actual results to differ materially from those discussed or identified from time to time in Fundtech's public filings, including general economic and market conditions, changes in regulations and taxes and changes in competition in pricing environment. Undo reliance should not be placed on these forward-looking statements, which are applicable only as of the date hereof. Fundtech undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this Release or to reflect the occurrence of unanticipated events.

Fundtech Connect is a trademark of Fundtech Corporation. All other trademarks and service marks are properties of their respective owners.

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